EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-122492, 333-122015, 333-117397, 333-116297, 333-120572,
333-119455,  333-113241,  333-111960  and  333-100203  on Form S-8 of our report dated April 11, 2006, relating to the financial statements of Marmion Industries Corp., which appear in this Annual Report on Form 10-KSB of Marmion Industries Corp. for the year ended December 31, 2005.


/s/ Sherb & Co., LLP

Sherb & Co., LLP
Certified Public Accountants
New York, New York

April 14, 2006